EPS 2001 0.03 2002 0.34 2003E 0.88 Financial Growth Summary ($ in MMs except per share amounts) SafeNet Acquisitions EPS 2001 16.4 0 0.03 2002 30.2 2 0.34 2003 40.4 26 0.75 $16MM $32MM $66MM Total revenue CAGR: 103% Average annual organic revenue growth: 58% SafeNet Acquisitions EPS 2001 16.4 0 0.03 2002 30.2 2 0.34 2003E 40.4 25 0.75 2004E 83 158 1.25 EPS 2001 0.03 2002 0.34 2003E 0.75 2004E 1.225 Note: EPS figures represent Non-GAAP estimates which exclude amortization of intangibles, deferred compensation expense and other merger-related costs. Assumes a 35% tax rate. (1) For illustrative purposes only. See footnotes on page 30.